Exhibit 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT, dated as of January 8, 2026 (this “Amendment”), is made by and among TRANSMEDICS GROUP, INC., a Massachusetts corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and CANADIAN IMPERIAL BANK OF COMMERCE as administrative agent for the Lenders (the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below.

RECITALS

WHEREAS, the Borrower, certain Lenders and the Administrative Agent are party to that certain Credit Agreement, dated as of July 25, 2022 (as amended by that certain First Amendment to Credit Agreement, dated May 8, 2023, that certain Second Amendment to Credit Agreement, dated June 23, 2023, that certain Third Amendment to Credit Agreement and First Amendment to Guarantee and Collateral Agreement, dated November 9, 2023, and as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment, the “Credit Agreement”);

WHEREAS, the Loan Parties, the Lenders and the Administrative Agent wish to amend the Existing Credit Agreement as provided herein, all on and subject to the term and conditions hereinafter set forth;

WHEREAS, the Lenders party hereto constitute the Required Lenders under the Existing Credit Agreement; and

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby covenant and agree as follows:

SECTION 1.
Amendments to Existing Credit Agreement.
(a)
Schedule 1.1B to the Existing Credit Agreement is hereby amended and restated and replaced in its entirety by Schedule 1.1B attached to this Amendment.
SECTION 2.
Conditions to Effectiveness. This Amendment shall become effective on the first date (the “Fourth Amendment Closing Date”) when, and only when, each of the applicable conditions set forth below have been satisfied (or waived) in accordance with the terms hereof:
(a)
this Amendment shall have been executed and delivered by each Loan Party, Lenders constituting all of the Required Lenders and the Administrative Agent;
(b)
the representations and warranties contained in the Credit Agreement or in any Loan Document shall be true and correct in all material respects on and as of the Fourth Amendment Closing Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifiers shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the test thereof;

(c)
no Default or Event of Default exists as of the Fourth Amendment Closing Date; and
(d)
the Administrative Agent shall have received all accrued and reasonable fees, costs and expenses (including reasonable and documented out-of-pocket legal fees and expenses) and other amounts due and payable in connection with this Amendment on or prior to the Fourth Amendment Closing Date.
SECTION 3.
Representations and Warranties.
(a)
Each Loan Party (a) is duly incorporated, formed or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as applicable, (b) has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, to own and lease its property and (c) is qualified and in good standing to do business in every jurisdiction where such qualification or status is required, except such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)
This Amendment is within each Loan Party’s powers and has been duly authorized by all necessary action on the part of such Loan Party. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Bankruptcy Code or any other state or federal bankruptcy or insolvency law, other laws affecting creditors’ rights generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)
The execution, delivery and performance by the Loan Parties of the Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect and (ii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Operating Documents of any Loan Party, and (c) will not violate any Requirement of Law except, individually or in the aggregate, where such violation would not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.
Reaffirmation of the Loan Parties. The Borrower, on behalf of each Loan Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document is, and the obligations of each Loan Party contained in the Credit Agreement, this Amendment, the Guarantee and Collateral Agreement and in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that the existing security interests granted by each Loan Party in favor of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations of the Loan Parties under the Credit Agreement and the Loan Documents as and to the extent provided in the Loan Documents.
SECTION 5.
Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except in accordance with Section 10.1 of the Credit Agreement.

SECTION 6.
Entire Agreement. This Amendment, the Credit Agreement, the Guarantee and Collateral Agreement and the other Loan Documents constitute the entire agreement among the parties hereto relating to the subject matter hereof and thereof and supersede all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that on and after the Fourth Amendment Closing Date, each reference in each Loan Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby, as applicable, and that this Amendment is a Loan Document. This Amendment shall not constitute a novation of any amount owing under the Credit Agreement and all amounts owing in respect of principal, interest, fees and other amounts pursuant to the Credit Agreement and the Loan Documents shall, to the extent not paid or exchanged on or prior to the Fourth Amendment Closing Date, shall continue to be owing under the Credit Agreement or such Loan Documents until paid in accordance therewith.
SECTION 7.
Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
SECTION 8.
Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 9.
Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by fax or other electronic transmission of an original executed counterpart of this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
SECTION 10.
Governing Law. This Amendment is executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement. The provisions contained in Section 10.13 (Governing Law) and Section 10.14 (Submission to Jurisdiction; Waivers) of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:

TRANSMEDICS GROUP, INC.

By: /s/ Gerardo Hernandez Omana

Name: Gerardo Hernandez

Title: Chief Financial Officer and Treasurer

GUARANTORS:

TRANSMEDICS, INC.

By: /s/ Gerardo Hernandez Omana

Name: Gerardo Hernandez

Title: Chief Financial Officer

TRANSMEDICS B.V.

By: /s/ Gerardo Hernandez Omana

Name: Gerardo Hernandez

Title: Management Board Member

SUMMIT AVIATION, INC.

By: /s/ Gerardo Hernandez Omana

Name: Gerardo Hernandez

Title: Chief Financial Officer, Secretary and Treasurer

NORTHSIDE PROPERTY GROUP, LLC

By: /s/ Gerardo Hernandez Omana

Name: Gerardo Hernandez

Title: Manager

ADMINISTRATIVE AGENT:

CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent

By: /s/ Joseph Hammer

Name: Joseph Hammer

Title: Assistant General Manager

By: /s/ Julie Silva

Name: Julie Silva

Title: Assistant General Manager

LENDERS: CANADIAN IMPERIAL BANK OF COMMERCE, as a Lender By: /s/ Joseph Hammer Name: Joseph Hammer Title: Assistant General Manager

By: /s/ Julie Silva Name: Julie Silva Title: Assistant General Manager

SCHEDULE 1.1B

EXISTING LETTERS OF CREDIT

1.
Irrevocable Standby Letter of Credit No. SBGT150564 issued on March 24, 2023 by Bank to Borrower for the benefit of ARE-MA Region No. 97, LLC c/o, Alexandria Real Estate Equities, Inc. in an amount of $250,000.00.

2.
Irrevocable Standby Letter of Credit No. SBGT153922 issued on August 11, 2023 by Bank to Borrower for the benefit of ARE-MA Region No. 97, LLC c/o, Alexandria Real Estate Equities, Inc. in an amount of $250,000.00.

3.
Irrevocable Standby Letter of Credit No. SBGN181887 issued on January 6, 2026 by Bank to Borrower for the benefit of BRE-BMR Assembly Innovation I LLC, in an amount of $17,938,296.00.